Exhibit 10.1

STOCK SALE AND PURCHASE AGREEMENT

This stock sale and purchase agreement (this Agreement) is made by and between The Louise Herrington Ornelas Trust (“Seller”) and Nevada Gold & Casinos, Inc. (“Buyer”). Louise Herrington Ornelas is the sole trustee of the Louise Herrington Ornelas Trust and has appointed her two sons, Randall Kent Rogers and William Richard Rogers, as co-attorneys-in-fact to act on her behalf with respect to this transaction. The Seller and the Buyer are also referred to collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Seller owns 755,644 shares of common stock of Buyer (the “Stock”), and desires to sell the Stock to Buyer; and

WHEREAS, the Seller has agreed to sell and the Buyer has agreed to buy the Stock, and the Parties desire to set forth the terms and conditions governing the purchase and sale of the Stock.

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	This Agreement is the product of negotiation between sophisticated parties. Seller is aware that Buyer has not yet filed its Form 10K Report with the U.S. Securities and Exchange Commission for its fiscal year ended April 30, 2017. Seller understands that such report, when filed, may contain material, non-public information which has not been provided to Seller and which could impact the value of the Stock. Seller has had the opportunity to conduct its own due diligence and evaluate the merits and risks of this transaction. After making an independent assessment of such risks, seller wishes to proceed with this transaction.

2.	Seller hereby agrees to irrevocably transfer and convey the Stock to the Buyer, and the Buyer hereby agrees to pay the aggregate purchase price of $1,624,634.60, or $2.15 per share, for the Stock at the Closing (as defined below).

3.	The Closing of the purchase and sale of the Stock under this Agreement shall occur upon the execution of this Agreement by the Parties. Buyer shall deliver payment of the purchase price listed above and the Seller shall instruct its Broker to deliver to the Company's transfer agent (the Transfer Agent) the certificate representing the Stock, and direct the Transfer Agent to issue a new certificate representing the Stock to be registered in the name of the Buyer.

4.	The Seller represents and warrants to the Buyer as follows:

(a)	The Seller has good, valid and marketable title to the Stock, free and clear of all mortgages, liens, pledges, security interests, charges, claims and other encumbrances and defects of title of any nature whatsoever.

(b)	No person has any right or other claim against Seller for any commission, fee or other compensation as a finder or broker in connection with the transaction contemplated by this Agreement.

5.	The Buyer represents and warrants to the Seller that no person has any right or other claim against the Buyer for any commission, fee or other compensation as a finder in connection with the transaction contemplated by this Agreement.

6.	Miscellaneous.

(a)	This Agreement contains all of the promises, agreements, conditions, terms, understandings, warranties and representations of the Parties with respect to the transactions and business relationships contemplated thereby and herein, and there are no other promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth in this Agreement. This Agreement supersedes all prior agreements and understandings among the Parties with respect to its subject matter.

(b)	This Agreement and all amendments, modifications, authorizations or supplements to this Agreement and the rights, duties, obligations and liabilities of the Parties under such document will be determined in accordance with the applicable provisions of the laws of the State of Nevada, without reference to its doctrines or principles of conflicts of laws.

(c)	This Agreement will be binding upon and inure to the benefit of the Parties, their personal and legal representatives, guardians, successors and assigns.

(d)	This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts when taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the dates set forth below.

“BUYER”

July 12, 2017	Nevada Gold & Casinos, Inc.
Date
By

“SELLER”
Louise Herrington Ornelas Trust

July 12, 2017
Date	By	Randall Kent Rogers
Co-attorney-in-fact as Trustee
for Louise Herrington Ornelas Trust

July 12, 2017
Date	By	William Richard Rogers
Co-attorney-in-fact as Trustee
for Louise Herrington Ornelas Trust